UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2003
(Date of earliest event reported)

CYGNUS, INC.

(Exact name of registrant as specified in its Charter)

0-18962

(Commission file number)

DELAWARE	94-2978092

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

400 Penobscot Drive
Redwood City, California

(Address of principal executive offices including zip code)

(650) 369-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Cygnus, Inc. on October 9, 2003.

Item 9. Regulation FD Disclosure.

     On October 9, 2003, Cygnus, Inc. (“Cygnus”) issued a press release announcing a reduction in force of approximately 60% of its work force as a result of Sankyo Pharma Inc.’s breach of contract. A copy of the press release is being furnished to the SEC pursuant to this Form 8-K and is attached to this report as Exhibit 99.1.

     The information contained in this Form 8-K is being furnished and presented under Item 9 of Form 8-K and should not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Cygnus under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2003	CYGNUS, INC.

	By:	/s/Barbara G. McClung

Barbara G. McClung Senior Vice President and General Counsel